Exhibit 10.8

Exclusive Technical Service and Management Consulting Agreement

amongst

Zhuhai Likeshuo Education Technology Co., Ltd.

and

Domestic Affiliates as shown in Annex I

November 23, 2018

Table of Contents

1. Definition and Interpretation	3
2. Exclusive Technical Services	3
3. Exclusive Management and Consulting Services	4
4. Authorization	5
5. Service Fees	6
6. Intellectual Property Rights	7
7. Representations and Warranties	8
8. Confidentiality	9
9. Liability for Breach of Contract	10
10. Governing Law and Dispute Resolution	10
11. Change of Circumstances	11
12. Severability	12
13. Term	12
14. Amendment	13
15. Force Majeure	13
16. Miscellaneous	13
Annex I: Domestic Affiliates	5

This Exclusive Consultancy and Technical Service Agreement (hereinafter referred to as this “ Agreement”) was signed by the following Parties on November 23, 2018:

A.                Zhuhai Likeshuo Education Technology Co., Ltd. , a wholly foreign-owned enterprise legally established and existing under the laws of PRC, with the unified social credit code of 91440400MA52A29B5L. Its registered address is at Room 105 (59219 (concentrated office area)), No. 6, Baohua Road, Hengqin New District, Zhuhai (hereinafter referred to as “Party A”);

B.                The Domestic Affiliates, which refer to Shenzhen Likeshuo Education Co., Ltd. and its affiliated controlled subsidiaries (as shown in Annex I of this Agreement, the aforementioned civil subject is referred to as “Party B” under this Agreement).

In this Agreement, Party A and Party B are each referred to as “Party” and collectively referred to as “Parties”.

Whereas:

1.                  Party A is a wholly foreign-owned enterprise registered and established in accordance with PRC laws. Its business scope includes: the business scope prescribed by the bylaws: computer field, computer hardware and software, network technology, technology development of game software, technology transfer, technical consultation, technical services; science and education research and development; education information consultation; intellectual property information consulting services; tourism information consultation; abroad study consultation; education consultation; business management consultation; economic information consultation; human resources management consultation; financial information consultation (the above does not involve financial information); research, development and sales of cultural products, educational products, computer software and hardware; sales of electronic products, teaching utensils and instruments, office supplies, audio-visual products; intermediary services for studying abroad; tourism planning and design; software development; conference services; marketing planning; exhibition services; commercial services in the form of franchise; operation and maintenance services of office networks and software; IT infrastructure management and security services.  (Business activities required for approval according to laws are subject to the approval by relevant authorities).

2.                  Party A agrees to provide Party B with exclusive management consultation, technology and software research and development, technical consultation, publicity planning, public relations maintenance, market research and development, management and marketing consulting services under this Agreement. Party B agrees to accept the related services provided by Party A.

The Parties have entered into this Agreement through friendly negotiations in order to clarify the rights and obligations of both Parties and shall be bound hereby.

1. Definition and Interpretation

“Proposed Listed Company” means Meten International Education Group, a limited liability company incorporated on July 10, 2018 under the laws of the Cayman Islands.

“Likeshuo Education” means Shenzhen Likeshuo Education Co., Ltd., a company incorporated on October 26, 2018 under the laws of PRC.

“Business” means all services and businesses provided or operated by Party B from time to time in accordance with the licenses it has obtained, including but not limited to online English training business.

“PRC” means the People’s Republic of PRC (for the purposes of this Agreement only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan).

2. Exclusive Technical Services

1.                  During the term of this Agreement, Party A agrees to provide Party B with technical support and related technical services as the technical service provider of Party B, as permitted by PRC law and in accordance with the terms and conditions of this Agreement, which includes but not limited to:

a)                 design, develop, update and maintain educational software to be used on computers and mobile devices for Party B;

b)                 design, develop, update and maintain the webpages and websites required for Party B’s educational activities for Party B;

c)                  design, develop, update and maintain the management information system required for Party B’s educational activities for Party B;

d)                 provide Party B with additional technical support for its educational activities;

e)                  provide Party B with regular or irregular technical consulting services (including but not limited to providing feasibility studies, technical forecasts, special technical surveys, analytical evaluation reports);

f)                   provide technical training for Party B’s personnel;

g)                  employ relevant technical personnel to provide Party B with onsite technical guidance; and

h)                 other technical services reasonably requested by Party B.

2.                  Party B appoints Party A to exclusively provide technical development, support and related technical services, and Party B further agrees that Party B shall not appoint or accept any third party to provide all or part of the technology development, support and services with respect to the above business during the period of validity of this Agreement without Party A’s prior written consent.

3.                  Party B shall promptly provide Party A with the plans and arrangements for the required technical development, support or technical services.

4.                  The Parties understand that the actual services provided by Party A are subject to the approved business scope of Party A; if Party B and Party B’s subsidiaries require Party A to provide services beyond Party A’s approved business scope, Party A will apply to expand its business scope within the greatest extent permitted by laws, and provide related services after being allowed to expand its business scope.

3. Exclusive Management and Consulting Services

1.                  During the term of this Agreement, Party A shall have the right to provide exclusive management and consulting services to Party B in accordance with the terms and conditions of this Agreement, including but not limited to:

a)                 provide Party B with consulting services related to platform server maintenance and platform management;

b)                 provide technical service consulting and management consulting services for advertising design, software design, page production, etc. for Party B;

c)                  provide Party B with platform user maintenance and management related consulting services;

d)                 providing Party B with development and upgrade of platform server application software and application services on the platform;

e)                  provide technical and business personnel training services to Party B;

f)                   providing Party B with public relations maintenance services, including but not limited to assisting Party B in maintaining good relations with government departments and media departments;

g)                  formulate long-term strategic development plans and formulate annual work plans for Party B;

h)                 formulate a financial management system, recommendations and optimize the annual financial budgets for Party B;

i)                     provide Party B with advice on internal institutional setup and internal management system design, etc.;

j)                    provide Party B with special management and consulting training for administrative personnel, and improve management level for Party B’s administrative staff;

k)                 conduct special market research and investigation, and feedback market information and business development recommendations under the authorization by Party B;

l)                     develop a regional and national student source market development plan for Party B;

m)             assist Party B to establish a modern online - offline combining marketing network; and

n)                 provide other services reasonably requested by Party B.

The Parties understand that the actual services provided by Party A are subject to the approved business scope of Party A; if Party B requires Party A to provide services beyond Party A’s approved business scope, Party A will apply to expand its business scope within the greatest extent permitted by laws, and provide related services after being allowed to expand its business scope.

2.                  Party B shall exclusively appoint Party A to provide management and consulting services, and Party B further agrees that Party B shall not directly or indirectly appoint or accept any third party to provide all or part of the management and consultation services with respect to the above aspects during the term of this Agreement without Party A’s prior written consent.

4. Authorization

1.                  In order to enable Party A to provide services under this Agreement more efficiently, Party B irrevocably appoints Party A (and any of its trustees or sub-trustees) as its agent during the term of this Agreement, and Party A may represent Party B and in the name of Party B or otherwise (as determined by the agent):

a)                 sign relevant documents with third parties (including but not limited to suppliers and customers);

b)                 handle any matters that Party B is obligated to handle but have not handled under this Agreement ; and

c)                  sign all necessary documents and do all necessary matters so that Party A can fully exercise all or any of the rights granted by this Agreement.

2.                  Depending on the needs of Party A, Party B promises to issue an independent power of attorney to Party A with respect to any matter at any time at the request of Party A.

3.                  Party B agrees to ratify and confirm any matter handled or intended by Party A as its agent in accordance with the terms of appointment of this Section.

5. Service Fees

1.                  As the consideration of the exclusive technical services and exclusive management and consulting services provided by Party A, Party B shall, in accordance with further agreement between the Parties, and shall in accordance with the amount of financial services payable by Party B calculated by Party A based on its own and Party B’s financial status, to calculate, confirm with and pay to Party A the technical service fees and management and consulting service fees (hereinafter collectively referred to as “Service Fees”) in each fiscal year.

2.                  For the Service Fee that Party B shall pay to Party A, the Service Fees shall be calculated and confirmed according to the following floating standards: after deducting the necessary costs and expenses required for the business operation of Party B in accordance with the provisions of the PRC laws (the primary calculation results related to necessary costs and expenses shall be put forward by Party B and shall be finally confirmed and determined by Party A), and the tax, the make-up for previous year’s loss (if required by applicable law), the statutory reserve fund and other expenses that must be withdrawn according to national regulations, the Service Fee shall be equal to all the profits of Party B of the current year, multiplied with the settlement amount of the Likeshuo Education Shareholders ‘ (direct and indirect) equity percentage in Party B, which shall be paid to Party A for the service agreed upon in this Agreement, but Party A has the right to adjust the amount of Service Fees according to the specific conditions of the service provided to Party B, the operating status of Party B and the development needs of Party B which, however, shall not exceed the previously agreed limits.

3.                  The Service Fee can be paid before or after that Party A provides the required technical services and management and consulting services.  In order to meet Party B’s operating debt payment requirements, Party A agrees that Party B will use the funds after paying the operating debts to pay the service fees, and the shortfall part may be suspended. Such suspension of payments shall not be deemed as Party B’s default and shall not be subject to overdue interest.  At the same time, in order to meet the normal development of Party B’s daily business activities, Party B may, with the consent of Party A, pay the Service Fee only by cash exceeding the basic cash demand, and the shortfall may be suspended within the limit agreed by Party A. Such suspension of payments shall not be deemed as Party B’s default and shall not be subject to overdue interest..

4.                  Service Fees shall be calculated, confirmed and paid in each fiscal year.  Party B shall prepare and issue a financial report audited by an accounting firm in accordance with applicable accounting standards within 3 months after the end of each fiscal year, and pay to Party A the Service Fee under this Agreement within 15 business days after the preparation and issuance of the audited financial accounting report.  Party A has the right to determine the final accounting amount for each Service Fee in accordance with the provisions in this agreement, and Party B shall record, confirm and arrange payment through the resolutions of the board of directors.

5.                  Although the total amount of Service Fee is calculated, confirmed and paid in each fiscal year, Party B shall, upon written notice of Party A, prepay or pay the Service Fee to Party A within 10 business days after Party A’s notice. The amount of prepaid or paid Service Fee shall be considered and deducted accordingly when both Party A and Party B calculate, confirm and make payment in each fiscal year.

6.                  In addition to the Service Fee, Party B shall bear and compensate Party A for all reasonable expenses, advance payment and actual payment (hereinafter referred to as “Expenses”) in any form paid or incurred by Party A during or related to the performance or providing of services by Party A.

7.                  Party B shall pay Party A the Service Fee and the Expenses to be compensated in accordance with the provisions of this Agreement and the supplementary documents signed from time to time.  Party A shall, timely issue to Party B the corresponding the invoices for the Service Fee and all Expenses incurred during the relevant period.  Party B shall pay the amount indicated in the invoices within 7 days after receiving the invoices.  All bank charges due to payment shall be borne by Party B.  All payments shall be credited to the bank account designated by Party A by remittance or other means approved by both Parties.  The Parties agree that Party A may also send a notice to Party B from time to time to change the payment instructions.

8.                  Party B shall pay interest on any overdue payments for the Service Fees and Expenses specified in this Agreement. The interest rate shall be the RMB short-term loan interest rate announced by the People’s Bank of China on the date of actual payment.

9.                  Each Party shall bear the taxes and fees that legally shall be paid for the signing and performance of this Agreement.  If requested by Party A, Party B shall endeavor to assist Party A in obtaining the treatment of income tax exemption for all or part of the Service Fee under this Agreement.

6. Intellectual Property Rights

1.                  Except as otherwise provided by PRC laws and regulations, Party A shall provide Party B with the technology, compiled materials, and intellectual property rights developed during the process of providing research and development services, technical support and technical services, and the intellectual property rights of all research and development results and any rights derived therefrom obtained by Party A related to the performance of this Agreement and/or other contracts entered into with other parties. The shall be exclusively owned by Party A.  Such rights include, but are not limited to, patent application rights, proprietary technology ownership, software, technical documentation and technical materials, copyrights of works of art or other intellectual property rights of other works, the right to license others to use such intellectual property rights or to transfer such intellectual property rights, etc. .

7. Representations and Warranties

1.                  Party A represents and warrants to Party B as follows:

a)                 Party A is a legally established and validly existing company that has the ability to bear civil liability externally;

b)                 Party A has the right to sign and perform this Agreement. It has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement, and has obtained all government approvals, qualifications, licenses, etc. required to engage in relevant business in accordance with applicable laws;

c)                  This Agreement shall be legally valid and binding on Party A at the effective date of this Agreement and may be enforced in accordance with the terms of this Agreement in accordance with the law;

d)                 Party A’s signing and performance of this Agreement does not violate any PRC laws and regulations, court decisions or arbitral awards, any administrative  decision, approval, permission, or any other agreement under which it is a party or that is binding on it, and will not result in the suspension, revocation, confiscation or expiration (with failure to renew) of any approval, license or qualification of the government department applicable to it; and

e)                  There are no litigation, arbitration or other judicial or administrative procedures that will affect Party A’s performance of its obligations under this Agreement, and which have not yet been settled, and which, to the best of its knowledge, are threatened to be commenced by any person.

2.                  Party B represents and warrants to Party A as follows:

a)                 Party B is a legally established and validly existing limited liability company with the ability to bear civil liability externally;

b)                 Party B has the right to sign and perform this Agreement. It has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement, and has obtained all government approvals, qualifications, permits, etc. required to engage in relevant business in accordance with applicable laws;

c)                  This Agreement shall be legally valid and binding on Party B as of the effective date of this Agreement, and may be enforced in accordance with the provisions of this Agreement in accordance with the law;

d)                 Party B’s signing and performance of this Agreement does not violate any PRC laws and regulations, court decisions or arbitral awards, any administrative decision, approval, permission or any other agreement under which it is a party or that is binding on it, and will not result in the suspension, revocation, confiscation or expiration (with failure to renew) of any approval, license or qualification of the government department applicable to it;

e)                  There are no litigation, arbitration or other judicial or administrative procedures that will affect Party B’s performance of its obligations under this Agreement, and which have not yet been settled, and which, to the best of its knowledge, are threatened to be commenced by any person;

f)                   Party B has disclosed to Party A all contracts, government approvals, licenses or other documents to which it is a party or that is binding on it or its assets or business that may have a material adverse effect on its ability to fully perform its obligations under this Agreement, and there is no misrepresentation or omission in any document previously provided by Party B to the other Party;

g)                  Party B shall pay Party A the service fee in full and on time in accordance with the provisions of this Agreement;

h)                 Party B shall maintain the continued validity of the licenses and qualifications related to Party B’s business during the service period; and actively cooperate with Party A to provide services and accept Party A’s reasonable opinions and suggestions on Party B’s business.

8. Confidentiality

1.                  Party B agrees to use all reasonable confidentiality measures to keep the confidential materials and information of Party A (hereinafter referred to as “Confidential Information”) that Party B knows about or has access to due to the providing of the exclusive technical support and technical services by Party A confidential. Without the prior written consent of Party A, Party B shall not disclose, give or transfer such Confidential Information to any third party.  Upon termination of this Agreement, Party B shall return any documents, materials or software containing Confidential Information to Party A in accordance with Party A’s request, or destroy them, and remove any Confidential Information from all relevant memory devices, and shall not continue to use such Confidential Information.

2.                  The Parties hereby acknowledge and determine that any oral or written information exchanged between them in relation to this Agreement is confidential.  Both Parties shall keep all such information confidential and shall not disclose any relevant information to any third party without the prior written consent of the other Party, except in the following cases:

a)                 The public is aware of or will be aware of such information (not due to the disclosure to the public by one of the recipients);

b)                 Information required to be disclosed in the rules or regulations of the law or stock exchange or the requirements of the regulatory authority; or

c)                  The information required to be disclosed by any Party to its legal or financial adviser for the transactions described in this Agreement is also subject to the confidentiality obligations similar to this Section.

3.                  The disclosure of the secrets of the staff of any Party or the institution a Party employs shall be deemed to be the disclosure by such Party and such Party shall be liable for breach of contract in accordance with this Agreement.

4.                  The Parties agree that Section 8 of this Agreement will continue to be effective irrespective of whether this Agreement is invalid, altered, terminated, discharged or not operational.

9. Liability for Breach of Contract

1.                  Any Party who violates the provisions of this Agreement and makes all or part of this Agreement unenforceable, shall be liable for breach of contract and shall compensate the other Party for the losses caused thereby (including the litigation fees and attorney fees caused thereby). If both Parties breach this Agreement,  each shall bear the corresponding responsibility according to the actual situations.

2.                  With respect to any loss, damage, obligation and expense caused by any litigation, claim or other request against Party A arising out of or arising from the service provided by Party A as required by Party B under this Agreement, Party B shall collectively and jointly compensate Party A and protect Party A from loss.

10. Governing Law and Dispute Resolution

1.                  Change of Law

At any time after the date of this Agreement, with respect to the enactment or revision of any PRC laws, regulations or rules, or due to changes in the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

a)                 If the above changes or new rules are more favorable to any Party than the relevant laws, regulations, decrees or regulations in effect on the date of signing this Agreement (and the other Party is not seriously adversely affected), the Parties shall timely modify the Agreements to obtain the benefits arising from such changes or new regulations; or the Parties shall apply in time for the benefits of such changes or new regulations, and the Parties shall use their best efforts to obtain the approval of the application; or

b)                 If, due to the above changes or new regulations, the economic interests of either Party under this Agreement are directly or indirectly adversely affected, this Agreement shall continue to be executed in accordance with the original terms.  Each Party shall use all legal means to obtain an exemption from compliance with the change or regulations.  If the adverse effects on the economic interests of either Party cannot be resolved in accordance with the provisions of this Agreement, and the affected Party notifies the other Party, the Parties shall promptly negotiate and make all necessary modifications to the Agreements to maintain the economic interests of the affected Party under this Agreement.

2.                  The PRC laws shall apply to the conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes.

3.                  Any conflict, dispute or claim arising out of or in connection with the performance, interpretation, breach of contract, termination or validity of this Agreement or this Agreement shall be settled through friendly negotiation.  The negotiation shall begin immediately after a written request for negotiation with specific statement of the dispute or claim has been sent to the other Party.

4.                  If the dispute cannot be resolved within thirty (30) days after the delivery of the above notice, either Party has the right to submit the dispute to arbitration for settlement.  The Parties agree to submit the dispute to the Shenzhen International Court of Arbitration in Shenzhen for arbitration in accordance with the arbitration rules in force at that time. The arbitral award is final and binding on both parties.

5.                  During the arbitration period, other than obligations related to the disputes submitted to the arbitration, both Parties to this Agreement shall continue to perform their other obligations under this Agreement.

6.                  Any rights, powers and remedies given to the Party under any provision of this Agreement shall not exclude any other rights, powers or remedies that the other Party may have in accordance with the law and other terms of this Agreement, and that the rights, powers and remedies and the exercising of such rights, powers and remedies by one Party does not exclude the exercise of other rights, powers and remedies available to such Party.

7.                  A Party’s failure to exercise or delay of the exercise of any of its rights, powers and remedies (hereinafter referred to as “Rights of Such Party”) under this Agreement or the laws will not result in the waiver of the Rights of Such Party, and any single or partial waiver of the Rights of Such Party does not exclude the Party’s exercise of the Rights of Such Party in other ways and the exercise of other Rights of Such Party.

11. Change of Circumstances

1.                  If at any time, due to the enactment or revision of any PRC laws, regulations or rules, or due to changes in the interpretation or application of such laws, regulations or rules, or due to changes in the registration procedures, which makes Party A believe that the performance of this Agreement becomes illegal or contrary to such laws, regulations or rules, Party B shall immediately, following the written instructions of Party A, and take any action and/or sign any agreement or other documents in accordance with the requirements of Party A, to:

(a)         keep this Agreement valid; and/or

(b)         fulfill the intent and purpose of this Agreement by ways prescribed under this Agreement or by other means.

12. Severability

1.                  If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any way under any law or regulation, the validity, legality or enforceability of the other provisions of this Agreement shall not be thereby subject to any influence or damage.  All Parties shall, through good faith consultations, seek to replace those invalid, illegal or unenforceable provisions with valid provisions to the greatest extent expected by the Parties and within the permission of the law, and the economic effects such effective provisions produce shall be similar to those invalid, illegal or unenforceable regulations.

13. Term

1.                  This Agreement shall become effective on the date on which the Parties sign this Agreement, and shall automatically terminate when Party A and/or other entities designated by the Proposed Listed Company have fully exercised their options to purchase all the (direct and indirect) equities held by Likeshuo Education Shareholders in Party B in accordance with the Exclusive Call Option Agreement entered into on the date of this Agreement with Party B and Likeshuo Education Shareholders. Party A may terminate this Agreement unilaterally after notice in thirty (30) days advance. Unless otherwise required by law, in any case, Party B has no right to terminate or discharge this Agreement unilaterally.

2.                  For the avoidance of doubt, according to the Exclusive Call Option Agreement, if the PRC laws and regulations permit Party A and/or other foreign or overseas entities designated by the Proposed Listed Company to directly hold part or all of the shares of Party B, and conduct restricted/prohibited business such as online English training business through Party B, Party A shall issue a notice of equity purchase within the fastest possible time, and the equity purchaser shall purchase the amount of (direct and indirect) equity from the Likeshuo Education Shareholders not lower than the maximum amount of equity permitted to be held by Party A and/or other foreign or overseas entities designated by the Proposed Listed Company in the Party B under the laws of PRC at that time. This Agreement shall automatically terminate when the equity purchasers have fully exercised their options to purchase all the (direct and indirect) equities held by Likeshuo Education Shareholders in Party B in accordance with the Exclusive Call Option Agreement .

14. Amendment

1.                  Upon mutual agreement between the Parties and approval by Party A’ s shareholders, the Parties may modify or supplement this Agreement and take all necessary steps and actions, and bear the corresponding expenses, so that any modification or supplement can be legal and effective.

2.                  If [New York Stock Exchange] (hereinafter referred to as “[NYSE]”) or other regulatory authorities make any amendments to this Agreement, or any changes occur to any relevant rules, regulations or related requirements of [NYSE],related to this Agreement this Agreement shall be revised by the Parties accordingly.

15. Force Majeure

1.                  If the responsibilities of both parties under this Agreement are not fulfilled due to the event of force majeure, the liability under this Agreement will be waived within the scope of force majeure.  For the purposes of this Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, closures/shutdowns or other industry issues, wars, riots, conspiracy, enemy acts, terrorist acts or criminal organizations acts, blockades, serious illnesses or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions that result in failure to comply with this Agreement.

2.                  In the event of a force majeure event, the Party affected by the force majeure event shall endeavor to reduce and remove the effects of the force majeure event and assume the responsibility of performing the delayed and blocked obligations under the Agreement. If the force majeure event is resolved, the Parties agree to continue to perform as much as possible.

3.                  In the event of a force majeure event that may result in delays, prevention or threats to delay or prevent the performance of this Agreement, the Parties concerned shall promptly notify the other Party in writing and provide all relevant information.

16. Miscellaneous

1.                  Party B shall not transfer its rights and obligations under this Agreement to any third party without Party A’s prior written consent.  Party B hereby agrees that Party A may, PRC law to the extent permitted by PRC laws, transfer its rights and obligations under this Agreement to other third parties as it may require.  Party A is only required to give written notice to Party B at the time of the transfer and no further consent from Party B shall be obtained for such transfer.

2.                  This Agreement is drafted in Chinese and in four (4) counterparts, each of which shall be held by each Party to this agreement and has the same legal effect.

( Signature Pages Follow)

(Signature Page of the Exclusive Consultancy and Technical Service Agreement)

Zhuhai Likeshuo Education Technology Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Kang Zhou

(Signature Page of the Exclusive Consultancy and Technical Service Agreement)

Shenzhen Likeshuo Education Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Jishuang Zhao

(Signature Page of the Exclusive Consultancy and Technical Service Agreement)

Shenzhen Qianhai Meten Technology Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Jishuang Zhao

(Signature Page of the Exclusive Consultancy and Technical Service Agreement)

Shenzhen Zhangying Information Technology Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Ruicong Huang

Annex I: Domestic Affiliates

1.                  Shenzhen Likeshuo Education Co., Ltd.

2.                  Shenzhen Qianhai Meten Technology Co., Ltd.

3.                  Shenzhen Zhangying Information Technology Co., Ltd.